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(1)                                                                EXHIBIT 10.29

                              AGREEMENT OF SUBLEASE

                  This Agreement of Sublease (this "SUBLEASE") is made as of the 10th day of December, 2003 by and between RSA Security Inc., a Delaware corporation with offices at 174 Middlesex Turnpike, Bedford, Massachusetts (hereinafter referred to as "SUBLANDLORD"), and 170 Systems, Inc., a Delaware corporation with offices at 25 First Street, Cambridge, Massachusetts (hereinafter referred to as "SUBTENANT").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to that certain Lease by and between Beacon Properties, L.P., and assigned to EOP-Crosby Corporate Center, L.L.C. on _______________ (the "PRIME LANDLORD") and Sublandlord (f/k/a Security Dynamics Technologies, Inc.) dated March 11, 1996, as amended by a First Amendment to Lease dated May 10, 1997 and by a Second Amendment to Lease dated April 8, 1998 and by a Third Amendment to Lease dated May 9, 2000 (the "PRIME LEASE" a copy of which Prime Lease, redacted as appropriate, is attached hereto as EXHIBIT A), Sublandlord has leased, inter alia, space located at the Crosby Corporate Center, known in the Prime Lease as Building 9, 36 Crosby Drive, Bedford, Massachusetts, and also referred to in the Prime Lease as the Second Amendment Additional Premises (the "BUILDING");

                  WHEREAS, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, a portion of the Building as set forth below (hereinafter referred to as the "DEMISED PREMISES"); and

                  WHEREAS, the parties hereto desire to provide for the subletting of the Demised Premises on the terms and conditions set forth in this Sublease.

                  NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                  1. Demised Premises. Subject to and contingent upon the written consent of the Prime Landlord, Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby sublease from Sublandlord, for the term and upon the conditions hereinafter provided, the Demised Premises, including the right to use all common areas relating to the Building as set forth in the Prime Lease. The Demised Premises is agreed to be approximately 39,000 square feet of gross rentable area (the "RENTABLE AREA"), consisting of the entire second floor of the Building and a portion of the first floor of the Building, and are outlined on EXHIBIT B attached hereto and made a part hereof. Subtenant shall also have the non-exclusive right to use, in common with others, all common areas of the Building, including the fitness room and showers, cafeteria area and loading dock, provided that Subtenant shall obtain the consent of Sublandlord, which consent shall not be unreasonably withheld, and subject to the provisions of the Prime Lease, prior to any use or operation of the cafeteria area. Sublandlord shall not be responsible or liable for any costs, expenses or other obligations with respect to the operation of the cafeteria area or fitness room, all of which costs and expenses shall be borne by Subtenant and any other tenants of the Building. Subtenant shall have, in common with other tenants of the Building, the

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right to use the UPS and generator, which usage shall not exceed Subtenant's and each such other tenant's respective pro rata share of the Building.

                  2.       Condition of Demised Premises.

                  Sublandlord shall deliver the Demised Premises in broom clean but otherwise in its "as is" condition, except for adding certain demising walls and completing other work to make the Building suitable for more than one tenant ("Sublandlord's Work"). Sublandlord shall promptly commence Sublandlord's Work after Prime Landlord has consented to this Sublease and shall use diligent efforts to complete said work as soon as practicable, although Subtenant expressly acknowledges that Sublandlord's Work may not be completed as of the Commencement Date (as defined hereafter), and Sublandlord's failure to have completed Sublandlord's Work by said date shall not delay the Commencement Date or any of Subtenant's obligations hereunder. In the event Sublandlord's Work is not completed by the Commencement Date, Sublandlord shall use diligent efforts to complete said work as soon as practicable thereafter, and shall use reasonable efforts to minimize any interference with Subtenant's use of the Demised Premises. Except as set forth herein, Sublandlord shall not be required to make any alterations, improvements, repairs or decorations to the Demised Premises, and the Subtenant acknowledges that the provisions of Article 4 of the Prime Lease, Article 6 of the First Amendment to the Prime Lease, Article 5 of the Second Amendment to the Prime Lease, or any other provision requiring work to be completed prior to occupancy of the Demised Premises are not applicable to this Sublease. Subtenant's possession of the Demised Premises on the Commencement Date (as defined hereafter) shall be conclusive evidence that the Demised Premises have been delivered in accordance with the provisions of this Sublease and are acceptable to Subtenant.

                  Except as set forth in the attached EXHIBIT C, Subtenant shall make no alterations, additions or improvements to the Demised Premises without the prior written consent of Sublandlord and Prime Landlord, which consent shall not be unreasonably withheld or delayed by Sublandlord.

                  3.       Term.

                  The term of this Sublease shall commence on the later of (i) February 1, 2004 or (ii) receipt of Prime Landlord's consent to this Sublease (the "COMMENCEMENT DATE") and shall end at midnight on June 30, 2009, or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions or limitations or other provisions of this Sublease or pursuant to law (the "TERM"). A Notice Of Lease Commencement (the form of which is shown on the attached EXHIBIT D ) shall be executed by the Subtenant within five ( 5 ) days of its delivery to the Subtenant by the Sublandlord. Notwithstanding anything to the contrary contained herein, Subtenant's obligation to pay Base Rent (as defined hereafter) shall not commence until August 1, 2004 (the "RENT COMMENCEMENT DATE"). Subtenant shall be responsible for all other charges hereunder, including but not limited to the payment of all electricity charges, starting on the Commencement Date.

         Upon execution of this Sublease and receipt of written consent from the Prime Landlord, Subtenant shall be allowed to enter the Demised Premises prior to the Commencement Date for

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purposes of designing and implementing information technology support systems and complete the alterations as set forth in EXHIBIT C (the "EARLY OCCUPANCY PERIOD"). Subtenant's use of the Demised Premises during the Early Occupancy Period shall be subject to all terms and conditions of this Sublease except for the obligation to pay Rent.

                  4. Use. Subtenant shall use and occupy the Demised Premises solely for purposes consistent with the uses permitted under the Prime Lease, and shall comply with all applicable laws, ordinances, governmental regulations, and all protective covenants and restrictions of record affecting such use, and all rules and regulations of the Prime Landlord with respect to the Building; provided, however, that Tenant shall not hereby be under any obligation to comply with any laws, ordinances or governmental regulations requiring any structural alteration of or in connection with the Demised Premises, unless such alteration is required by reason of Subtenant's particular use or manner of use of the Demised Premises, or a condition which has been created by or at the sufferance of Subtenant or as a result of the existence of this Sublease, or is required by reason of a breach of any of Subtenant's covenants and agreements hereunder.

                  5. Base Rent. Commencing on the Rent Commencement Date, Subtenant shall pay base rent ("BASE RENT") for the Term hereby created as follows:

                  August 1, 2004-January 31, 2005: Two Hundred Forty Three Thousand Seven Hundred Fifty and 00/100 Dollars ($243,750.00), payable in equal monthly installments of Forty Thousand Six Hundred Twenty Five and 00/100 Dollars ($40,625.00);

                  February 1, 2005-January 31, 2006: Five Hundred Forty Six Thousand and 00/100 Dollars ($546,000.00), payable in equal monthly installments of Forty Five Thousand Five Hundred and 00/100 Dollars ($45,500.00);

                  February 1, 2006-January 31, 2007: Five Hundred Sixty Five Thousand Five Hundred and 00/100 Dollars ($565,500.00), payable in equal monthly installments of Forty Seven Thousand One Hundred Twenty Five and 00/100 Dollars ($47,125.00); and

                  February 1, 2007-June 30, 2009: Five Hundred Seventy Five Thousand Two Hundred Fifty and 00/100 Dollars ($575,250.00), payable in equal monthly installments of Forty Seven Thousand Nine Hundred Thirty Seven and 50/100 Dollars ($47,937.50).

(The Base Rent and the Additional Rent (as defined hereafter) are referred to herein as "RENT"). Subtenant shall have no obligation to pay the Base Rent for the period commencing on the Commencement Date and ending on the Rent Commencement Date. If the obligation of Subtenant to pay Base Rent hereunder begins on a day other than on the first day of a month, Base Rent from such date until the first day of the following month shall be pro-rated at the rate of one-thirtieth (1/30) of the Base Rent for each day payable in advance. Subtenant will pay said Base Rent by check made payable to Sublandlord and sent to 174 Middlesex Turnpike, Bedford, Massachusetts, or to such other party as Sublandlord may designate, at its address provided in the notice section hereof, or at such other address as Sublandlord may hereafter designate in writing, in lawful money of the United States, without notice, demand, set-off or deduction

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whatsoever, except as otherwise provided in the Prime Lease. Base Rent shall be due and payable on the first day of each month.

                  6. Security Deposit. (a) Simultaneously with the execution of this Sublease, Subtenant shall provide Sublandlord with an Irrevocable Standby Letter of Credit (the "Original Letter of Credit") which shall be (1) in substantially the form attached hereto as EXHIBIT E; (2) issued by a bank reasonably acceptable to Sublandlord upon which presentation may be made in Boston, Massachusetts; (3) in the amount of One Hundred Sixty Two Thousand Five Hundred and 00/100 Dollars ($162,500.00); and (4) for a term of one (1) year, subject to the provisions of subparagraph (b) of this Section 6. The Original Letter of Credit and any Replacement Letter(s) of Credit, Substitute Letter(s) of Credit and Additional Letter(s) of Credit (as such terms are defined hereinbelow) are referred to herein collectively and respectively as the "Letter of Credit."

                  (b) The Letter of Credit shall be automatically renewable in accordance with terms of EXHIBIT E; provided, however, that Subtenant shall be required to deliver to Sublandord a new letter of credit satisfying the conditions set forth in subparagraph (a) of this Section 6 (the "Substitute Letter of Credit") on or before the date thirty (30) days prior to the expiration of the term of the Letter of Credit then in effect if the issuer of such letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period pursuant thereto.

                  (c) In the event that Subtenant is in default, beyond the expiration of any applicable grace periods, of its obligations under this Sublease, then the Sublandlord shall have the right, but not the obligation, at any time after such event to (1) draw down from said Letter of Credit the amount necessary to cure such default and/or (2) to exercise all rights and remedies Sublandlord may have on account of such default and to draw down from said Letter of Credit the amount which, in Sublandlord's reasonable opinion, is necessary to satisfy Subtenant's liability on account thereof. In the event that Sublandlord elects to cure a default by drawing down said Letter of Credit, Subtenant shall, within ten (10) business days of written demand therefor, deliver to Sublandlord an additional Letter of Credit satisfying the foregoing conditions (the "Additional Letter of Credit"), except that the amount of such Additional Letter of Credit shall be the amount of such draw. Failure by Subtenant to timely deliver to Sublandlord such Additional Letter of Credit shall be a default not susceptible of cure, entitling Sublandlord to exercise any and all remedies pursuant to Section 10 hereof on account thereof.

                  (d) In the event Subtenant fails timely to deliver to Sublandlord a Substitute Letter of Credit. then Sublandlord shall have the right, at any time after such event, without giving any further notice to Subtenant, to draw down the Letter of Credit and to hold the proceeds thereof (the "Security Proceeds") in a segregated bank account, bearing interest in the name of Sublandlord, which may be withdrawn and applied by Sublandlord under the same circumstances and for the same purposes as if the Security Proceeds were a Letter of Credit. If Sublandlord draws down the Letter of Credit pursuant to this subparagraph (d), then:

                           (1)      Such draw and Sublandlord's right to hold
the Security Proceeds pursuant to this subparagraph (d) shall be Sublandlord's sole remedy based on Subtenant's failure to timely deliver a Substitute Letter of Credit as required hereunder; and

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                           (2)      Within ten (10) days after the Prime
Landlord has notified Sublandlord as to whether any damage exists with respect to the Demised Premises, Sublandlord shall return to Subtenant any Security Proceeds then being held by Sublandlord, to the extent that any such Security Proceeds exceed the amounts then due from Subtenant to Sublandlord.

                  Nothing contained in this paragraph 6(d), however, shall prevent Sublandlord from exercising all of its rights and remedies under the Sublease in the event Subtenant fails to deliver in a timely manner a Substitute Letter of Credit.

                  (e) To the extent that Sublandlord has not previously drawn upon any Letter of Credit or Security Proceeds (collectively, the "Collateral") held by Sublandlord, and to the extent that Subtenant has faithfully performed all of its covenants and obligations hereunder and is not otherwise in default of its obligations under this Sublease as of the Termination Date, Sublandlord shall return such Collateral to Subtenant within ten (10) days after the Prime Landlord notified Sublandlord as to whether any damage exists with respect to the Demised Premises.

                  7.       Additional Rent.

                  (a) Subtenant shall pay, in addition to Base Rent, its Proportionate Share (as hereinafter defined) of the (a) Operating Costs (as defined in the Prime Lease) which are in excess of the Operating Costs in the Operating Cost Base Year, and (b) Taxes (as defined in the Prime Lease) which are in excess of the Taxes in the Tax Base Year (both of which payments, in addition to those payments set forth in Section 7(b) and any other amounts due hereunder, are referred to as "ADDITIONAL RENT"). For purposes of calculating such excess amounts, the term "OPERATING COST BASE YEAR" shall be calendar year 2004, and "TAX BASE YEAR" shall be fiscal tax year 2004. All payments due by Subtenant under this Section 7(a) shall be made on the same day as comparable payments are due by Sublandlord under the Prime Lease. Subtenant's obligations hereunder to the extent accrued prior to the Sublease expiration date, shall survive the expiration of the Sublease. Subtenant's "PROPORTIONATE SHARE" with respect to the Demised Premises shall be equal to the Rentable Area set forth in
Section 1 of this Agreement of Sublease, divided by 77,666 square feet, as set forth in the Prime Lease (provided, however, that if less than 95% of the Building is occupied by tenants at any time during the term of this Sublease, then the cleaning charges for such period shall be extrapolated by Sublandlord to the estimated cleaning charges that would have been incurred if the Building had been at least 95% occupied by tenants; and such extrapolated amount shall for the purposes hereof be deemed to be the amount of the cleaning charges for such period).

                  (b) Subtenant shall also pay as Additional Rent, commencing on the Commencement Date, its Proportionate Share of all electricity charges with respect to the Building, and any other utility charges to the extent required under the Prime Lease. Subtenant shall pay such charges within thirty (30) days of receipt of billing from Sublandlord. If less than 95% of the Building is occupied by tenants at any time during the term of this Sublease, then the electricity charges for such period shall be extrapolated by Sublandlord to the estimated electricity charges that would have been incurred if the Building had been at least 95% occupied by tenants; and such extrapolated amount shall for the purposes hereof be deemed to be the

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amount of the electricity charges for such period. Sublandlord reserves the right, but shall be under no obligation, to sub-meter the Demised Premises at any time during this Sublease.

                  8. Obligations Under the Prime Lease. This Sublease and Subtenant's rights under this Sublease shall at all times be subject to and are made upon all of the terms, covenants, and conditions of the Prime Lease (except as otherwise set forth herein), with the same force and effect as if fully set forth herein at length, the termination (for whatever reason) of which Prime Lease shall automatically terminate this Sublease upon notice to Subtenant. Except as otherwise expressly provided for herein or as may be inconsistent or in conflict with the terms and provisions of this Sublease, Subtenant shall keep, observe and perform or cause to be kept, observed and performed, faithfully all those terms, covenants and conditions of Sublandlord under the Prime Lease with respect to the Demised Premises. Notwithstanding the foregoing, where "Premises" or "Lease" or words of similar import appear in the Prime Lease, the same shall be deemed to mean the Demised Premises (as defined in this Sublease) and this Sublease, respectively, and wherever the words "Landlord" and "Tenant" appear in the Prime Lease, the words shall be deemed to refer to Sublandlord and Subtenant, respectively.

         Notwithstanding the foregoing, to the extent that Sublandlord has any rights or options to extend or renew the Prime Lease, or any expansion options or right of first offers, Subtenant shall have no right to exercise such rights or options. In addition, notwithstanding the provisions of this Section 8 of the Sublease to the contrary, Sublandlord shall have no obligation to perform or furnish any of the work, services, repairs or maintenance undertaken to be provided to the Demised Premises that are made or performed by Prime Landlord under the Lease (including but not limited to the Prime Landlord's Covenants set forth in Article 8 of the Prime Lease), or any other term, covenant or condition required to be performed by Prime Landlord under the Lease, and for all such services and rights Subtenant will look solely to Prime Landlord; provided, however, that Sublandlord shall use commercially reasonable efforts to cause Prime Landlord to perform its obligations under the Prime Lease for the benefit of Subtenant (provided that in no event shall Sublandlord be required to compensate Prime Landlord to obtain such consent). In the event Sublandlord is entitled, under the Prime Lease, to a rent abatement as a result of the failure of Prime Landlord to perform or provide any of the work or services to be provided by Prime Landlord in respect of the Demised Premises, then Subtenant shall be entitled to the Proportionate Share of such abatement, unless the effect on the Demised Premises of such failure by Prime Landlord shall be substantially disproportionate to the amount of the abatement, in which event the parties shall equitably adjust the abatement as between themselves, based on the relative impact of such failure.

                  9.       Insurance.

                           (a)      Subtenant shall obtain and at all times
during the term hereof maintain, at its sole cost and expense, policies of insurance in the amount and otherwise in conformance with the requirements of the Prime Lease.

                           (b)      Subtenant shall deliver to Sublandlord
certificates of such insurance at the beginning of the term of this Sublease, and thereafter certificates of renewal thereof not less than fifteen (15) days prior to the expiration of any such policy. In the event that Subtenant shall fail promptly to furnish any insurance herein required, Sublandlord may effect

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the same and pay the premium therefor for a period not exceeding one (1) year of the expiration hereof, and the premium so paid by Sublandlord shall be payable by Subtenant to Sublandlord within five (5) business days of receipt by Subtenant of notice of payment thereof from Sublandlord.

                           (c)      All policies of insurance as aforesaid shall
name both Sublandlord and the Prime Landlord as additional insureds, as their interests may appear, and include a clause waiving the rights of subrogation against Prime Landlord and Sublandlord,

                  10. Defaults. If Subtenant shall (i) fail to pay when due any Rent or other sums due hereunder, or (ii) shall fail to faithfully perform any other obligation under this Sublease, or (iii) any other default under
Article 21 of the Prime Lease occurs, then Subtenant shall be in default of this Sublease and, Sublandlord shall have all of the rights and remedies accorded to the Prime Landlord under the Prime Lease. Subtenant further agrees to reimburse Sublandlord for all costs and expenses, including reasonable attorneys' fees, incurred by Sublandlord in asserting its rights hereunder against Subtenant or any other party claiming by, through or under Subtenant. Notwithstanding anything to the contrary in this Section 10 contained, Sublandlord agrees not to take any action to terminate this Sublease (a) for default by Subtenant in the payment when due of any sum of money, if Subtenant shall cure such default within five (5) business days after written notice thereof is given by Sublandlord to Subtenant; provided, however, that no such notice need be given and no such default in the payment of money shall be curable if on two (2) prior occasions in the same twelve (12) month period, there had been a default in the payment of money which had been cured after notice thereof had been given by Sublandlord to Subtenant as herein provided; or (b) for default by Subtenant in the performance of any covenant other than a covenant to pay a sum of money, if Subtenant shall cure such default within a period of twenty (20) days after written notice thereof given by Sublandlord to Subtenant (except where the nature of the default is such that remedial action should appropriately take place sooner, as indicated in such written notice), or within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Subtenant) the default is of such nature that it cannot be cured within such twenty (20) day period; provided, however, that (1) there shall be no extension of time beyond such twenty (20) day period for the curing of any such default unless, not more than fifteen (15) days after the receipt of the notice of default, Subtenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Sublandlord of its intention duly to institute all steps necessary to cure the default and (ii) shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default; and
(2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Subtenant if the default is incurable or if the covenant or condition the breach of which gave rise to the default had, by reason of the breach on a prior occasion, been the subject of a notice hereunder to cure such default.

                  11. Subordination. This Sublease is subject and subordinate to the Prime Lease, to all ground and underlying leases, and to all mortgages and deeds of trust which may now or hereafter affect such leases, the leasehold estate or estates thereby created or the real property of which the Demised Premises form a part, and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

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                  12.      Assignments and Further Subleases.

                  (a) Subtenant agrees that it will not assign or encumber, or permit to be encumbered, its rights or interests under this Sublease, nor sublet the whole or any part of the Demised Premises, directly or indirectly, by operation of law or otherwise, without the prior written consent of Sublandlord and Prime Landlord. Sublandlord agrees that it shall not unreasonably withhold or delay its consent to any proposed assignment or sublet, provided that the proposed assignment or sublet complies with all conditions set forth in the Prime Lease, and that it shall use commercially reasonable efforts to obtain the consent of Prime Landlord thereto; provided, however, that any cost of obtaining such consent of Prime Landlord shall be borne by Subtenant. Subtenant further agrees that, notwithstanding any assignment or sublease, Subtenant shall remain fully liable for the payment of Base Rent and Additional Rent and for the other obligations of this Sublease on the part of Subtenant to be performed or observed.

                  (b) In the event Subtenant subleases or assigns all or part of the Demised Premises to a tenant pursuant to Section 12 (a) above, and, after deducting all reasonable expenses incurred by Subtenant in connection with such sublease or assignment (including attorneys fees, brokerage commissions, tenant improvements paid by Subtenant and rent concessions) said tenant is obligated to pay Subtenant more in any month than Subtenant is obligated to pay Sublandlord under this Sublease, then Subtenant shall pay Sublandlord one hundred percent (100%) of the amount by which the said tenant's payment obligations exceed the Subtenant's payment obligations hereunder.

                  13. Quiet Enjoyment and Consent of Prime Landlord. Sublandlord covenants and agrees with Subtenant that it has full power and authority to enter into this Sublease, subject to the consent of the Prime Landlord, and that, upon Subtenant paying the rent reserved in this Sublease and observing and performing all the terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed, Subtenant may peaceably and quietly enjoy the Demised Premises during the term of this Sublease free from any claim by Sublandlord or persons claiming by, through or under Sublandlord, in accordance with the terms, covenants and conditions of this Sublease.

                  14. Indemnification. Subtenant hereby agrees to indemnify and hold Sublandlord and the Prime Landlord harmless from and against any cost, damage, claim, liability or expense (including reasonable attorney's fees) incurred by or claimed against Sublandlord and the Prime Landlord, directly or indirectly, as a result of Subtenant's use or occupancy of the Demised Premises or as a result of any breach of this Sublease. Sublandlord shall provide notice to Subtenant of any third party claim for which it is seeking indemnification hereunder promptly after it actually becomes aware of such claim, and Subtenant shall defend such claim with counsel reasonably acceptable to Sublandlord. Sublandlord shall, at Subtenant's sole cost and expense, cooperate with Subtenant in the prosecution of such defense.

                  Sublandlord hereby agrees to indemnify and hold Subtenant harmless from and against any costs, damage, claim, liability or expense (including reasonable attorney's fees) incurred by or claimed against Subtenant, directly or indirectly, caused by Sublandlord's negligence or willful misconduct. Subtenant shall provide notice to Sublandlord of any third party claim for which it is seeking indemnification hereunder promptly after it actually becomes

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aware of such claim, and Sublandlord shall defend such claim with counsel reasonably acceptable to Subtenant. Subtenant shall, at Sublandlord's sole cost and expense, cooperate with Sublandlord in the prosecution of such defense.

                  15. Notices. Any notice, demand or other communication which must or may be given or made by either party hereto shall be in writing and shall be given or made by hand delivery, commercial courier, against receipt, or by mailing the same by registered or certified mail, postage prepaid, addressed:

                           In the case of Subtenant, to

                           Prior to Occupancy:

                           170 Systems, Inc.
                           25 First Street
                           Cambridge, MA 02141
                           Attn: Chief Financial Officer

                           After Occupancy:

                           170 Systems, Inc.
                           36 Crosby Drive
                           Bedford, MA 01730
                           Attn: Chief Financial Officer

                           With a required copy to:

                           Dionne & Gass
                           73 Tremont Street
                           Boston, MA 02108
                           Attn: Joanne A. Robbins, Esq.

                           In the case of Sublandlord, to

                           RSA Security Inc.
                           174 Middlesex Turnpike
                           Bedford, MA 01730
                           Attn: Margaret Seif, General Counsel

Either party may, by notice to the other given as aforesaid, designate a new or additional address to which any such notice, demand or other communication thereafter shall be given, made or mailed. Any notice, demand or communication given hereunder shall be deemed delivered when actually received or refused.

                  16. Surrender. Upon the expiration of the Term, Subtenant shall quit and surrender to Sublandlord the Demised Premises, broom clean and in as good order and condition as they were on the Commencement Date, ordinary wear and casualty excepted, and Subtenant

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shall remove from the Demised Premises all of its personal property, furnishings and trade fixtures. Subtenant's obligations to perform and observe this covenant shall survive the expiration or other termination of the term of this Sublease.

                  17. Holdover. In the event Subtenant shall not immediately surrender the Demised Premises upon the expiration of the Term, Subtenant shall become a month-to-month tenant at two hundred percent (200%) of the Rent then in effect, subject to all of the terms, conditions, covenants and agreements of this Sublease. Subtenant shall be liable to Sublandlord for, and shall indemnify Sublandlord against all claims made against Sublandlord resulting from Sublandlord's delay in delivering possession of the Demised Premises to Prime Landlord.

                  18. Sublandlord's Compliance with Prime Lease. Sublandlord agrees to pay all rents and other sums required of it, and comply with all other provisions of the Prime Lease. Sublandlord hereby represents and warrants that Sublandlord has delivered to Subtenant a full and complete copy of the Prime Lease and all other agreements between the Prime Landlord and Sublandlord relating to the leasing, use and occupancy of the Demised Premises, and that the Prime Lease (a) is presently in full force and effect, and has not been amended or modified, (b) there is presently no outstanding default in the payment of rent or other sums due under the Prime Lease and (c) to the best of Sublandlord's knowledge, there is presently no outstanding breach or default of the Prime Lease by either Sublandlord or Prime Landlord.

         Subtenant agrees that in any case where the provisions of this Sublease require the consent or approval of Sublandlord prior to the taking of any action, it shall be a condition precedent to the taking of such action that the prior consent or approval of Prime Landlord shall have been obtained if Prime Landlord' consent must be obtained under the Prime Lease in such cases. In the event Prime Landlord's consent is so obtained, Sublandlord agrees that its consent shall not be unreasonably withheld, delayed or conditioned except as otherwise provided herein. Sublandlord agrees that it shall use commercially reasonable efforts to obtain Prime Landlord's consent in such circumstances (provided that in no event shall Sublandlord be required to compensate Prime Landlord to obtain such consent), but otherwise shall not have any duty or responsibility with respect to obtaining the consent or approval of Prime Landlord.

         Sublandlord shall not agree to any amendment to the Prime Lease which might have an adverse effect on Subtenant's occupancy of the Demised Premises or its use of the Demised Premises for their intended purpose, or which might increase Subtenant's obligations hereunder, unless Sublandlord shall first obtain Subtenant's prior written approval thereof.

                  19. Casualty and Taking. In the event of any taking by eminent domain or damage by fire or other casualty to the Demised Premises thereby rendering the Demised Premises wholly or in part untenantable, Subtenant shall acquiesce in and be bound by any action taken by or agreement entered into between Prime Landlord and Sublandlord as set forth in the Prime Lease with respect thereto. In the event Sublandlord is entitled, under the Prime Lease, to a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Subtenant shall be entitled to Proportionate Share of such rent abatement unless the effect on the Demised Premises of such fire or other casualty or such taking shall be substantially disproportionate to the amount of the abatement, in which event the parties shall equitably adjust the abatement as between themselves, based on the relative impact of the fire or other casualty, or the taking, as the case may be.

                  20. Broker. The parties warrant that they have had no dealings with any broker or agent in connection with this Sublease except for T3 Realty Advisors, LLC. Sublandlord and Subtenant each covenant to pay, hold harmless and indemnify the other party from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by and broker or agent other than the brokers designated in this Section with respect to this Sublease or the negotiation thereof arising from a breach of the foregoing warranty. Sublandlord shall be responsible for payment of any brokerage commission to the broker designated in this Section pursuant to separate agreement.

                  21. Furniture, Equipment. The Premises shall be delivered to Subtenant with all furniture, equipment and telephone/data cabling currently located therein, and Subtenant shall have the use of said furniture for the duration of the Term at no additional charge. Sublandlord makes no representations or warranties that the existing furniture, equipment or cabling is sufficient for Subtenant's business purposes, and Subtenant accepts such furniture, equipment and cabling in its "as is" condition. As long as Subtenant is not in default under this Sublease, then all such furniture, equipment (excluding UPS, generator and mechanical equipment) and cabling shall become Subtenant's property at the expiration of this Sublease and Subtenant shall be required to remove the same at the expiration of this Sublease in accordance with the provisions of the Prime Lease.

                  22.      General Provisions.

                           (a)      Benefit and Burden. The covenants,
conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective personal representatives, successors, heirs, executors, administrators and assigns.

                           (b)      Governing Law. It is the intention of the
parties hereto that this Sublease (and the terms and provisions hereof) shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts (but not including the choice of law rules thereof).

                           (c)      Entire Agreement. This Sublease contains the
final and entire agreement between the parties hereto, and they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not herein contained.

                           (d)      Conflicts Between this Sublease and the
Prime Lease. With respect to the relationship between Sublandlord and Subtenant, the terms and conditions of this Sublease shall take precedence with respect to any conflict between the terms and conditions contained herein and the terms and conditions of the Prime Lease. Nothing herein shall be construed in any way to affect the rights and obligations of Sublandlord and the Prime Landlord under the Prime Lease.

                           (e)      Captions. The captions throughout this
Sublease are for convenience of reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Sublease, nor in any way affect this Sublease.

                           (f)      Singular and Plural. Wherever appropriate
herein, the singular includes the plural and the plural includes the singular.

                           (g)      Counterparts. This Sublease may be executed
in several counterparts, but all counterparts shall constitute but one and the same instrument.

                           (h)      No Recordation. Neither this Sublease nor
any short-form memorandum or version hereof shall be recorded by either party.

                           (i)      Parking. Subtenant shall have the
non-exclusive right, in common with other tenants of the Building, to use the parking spaces shown as "Tenant's Building No. 9 Exclusive Parking Area" pursuant to Article 11 of the Second Amendment to the Prime Lease, subject to any restrictions or regulations set forth in the Prime Lease. Subtenant acknowledges that it has no parking rights except for "Tenant's Building No. 9 Exclusive Parking Area."

                           (j)      Signage. Subject to the prior consent of
Sublandlord and Prime Landlord, Subtenant shall have the right to erect signage at the Demised Premises and the Building in accordance with the provisions of the Prime Lease.

                           (k)      Consent of Prime Landlord. The terms and
conditions of this Sublease, and all rights and obligations of the parties hereunder, are subject to the consent of the Prime Landlord in accordance with the terms of the Prime Lease. Subtenant shall promptly deliver to Sublandlord any information reasonably requested by Prime Landlord (in connection with Prime Landlord's approval of this Sublease) with respect to the nature and operation of Subtenant's business and/or the financial condition of Subtenant, and Sublandlord shall promptly submit such information to Prime Landlord and diligently seek to obtain Prime Landlord's consent hereto. If Prime Landlord fails to consent to this Sublease within thirty (30) days after the execution and delivery of this Sublease, Subtenant shall have the right to terminate this Sublease by giving written notice thereof to Sublandlord at any time thereafter, but before Prime Landlord grants such consent.

         IN WITNESS WHEREOF, Sublandlord and Subtenant have each executed this Sublease on the day and year first hereinabove written.

                                     SUBLANDLORD:

                                     RSA SECURITY INC.

                                     By:  /s/Gerard Wilson
                                          --------------------------------------
                                     Its: CIO & VP, Facilities

                                                                12/8/2003

                                     SUBTENANT:

                                     170 SYSTEMS, INC.

                                     By:  /s/Paul M. Smith, Jr.
                                          --------------------------------------
                                     Its: Chief Financial Officer

                                    EXHIBIT A

                                   Prime Lease

                                 Attached hereto.

                                    EXHIBIT B

                              Outline of the Space

                                Attached hereto.

            [Two architectural drawings showing the floor plan of the Demised Premises and the construction work to be conducted.]

                                    EXHIBIT C

                                  Tenant's Work

                                    EXHIBIT D

                      Form of Notice of Lease Commencement

SUBLANDLORD: RSA SECURITY, INC.

SUBTENANT: 170 SYSTEMS, INC.

SUBLEASE DATED: DECEMBER ___, 2003

PREMISES: A Portion of Building NO. 9, 36 Crosby Drive, Bedford, MA

The parties hereto agree that the Commencement Date of the above-referenced Sublease is _______, 2003.

         IN WITNESS WHEREOF, Sublandlord and Subtenant have each executed this Sublease on the day and year first hereinabove written.

                                     SUBLANDLORD:

                                     RSA SECURITY INC.

                                     By:  ______________________________________

                                     Its: ______________________________________

                                     SUBTENANT:

                                     170 SYSTEMS, INC.

                                     By:  ______________________________________

                                     Its: ______________________________________

EXHIBIT E

                            Form of Letter of Credit

                                 (NAME OF BANK)
                      IRREVOCABLE STANDBY LETTER OF CREDIT

Date of Issue:__________________            No._______________

APPLICANT:                                  BENEFICIARY:

170 Systems, Inc.                           [SUBLANDLORD]
25 First Street
Cambridge, MA  02141
Attn:  Chief Financial Officer

AMOUNT:  $162,000.00

At the request and for the account of 170 Systems, Inc. (the "Account Party"), we hereby establish in your favor our irrevocable Letter of Credit no. _____ in the amount of One Hundred Sixty-Two Thousand Five Hundred and 00/100 Dollars ($162,500.00).

This Letter of Credit is issued with respect to that certain sublease agreement, by and between the Beneficiary, as Sublandlord, and the Account Party, as Subtenant. Said sublease agreement, and any amendments or modifications thereof, is hereinafter referred to as the "Sublease." Our obligations under this Letter of Credit are solely as set forth herein and are completely independent of the obligations of the Account Party under the Sublease. We do not undertake any obligation under the Sublease, nor do we undertake any responsibility to ascertain any facts, or to take any other action, with respect to the Sublease, and we acknowledge that our obligations under this Letter of Credit shall not be affected by any circumstance, claim or defense of any party as to the enforceability of the Sublease or any dispute as to the accuracy of the Statement (as defined below). The references to the Sublease in this Letter of Credit are solely to describe the required contents of the Statement.

Funds under this Letter of Credit are available to you against presentation of the following documents at our office at ______________________ prior to close of business on the expiration date set forth below.

1.       The original of this Letter of Credit.

2. Your sight draft on us in an amount not exceeding the amount of this Letter of Credit (less sums previously paid by us hereunder) executed by the person executing the Statement and bearing the number of this Letter of Credit; and

3. A statement (the "Statement") executed by a natural person, stating that such person is your duly authorized representative, and that you are entitled to draw upon this Letter of Credit.

The expiration date of this Letter of Credit is _____________, 200_, provided, however, that the expiration date of this Letter of Credit shall be automatically extended, without notice of amendment, for successive one (1) year periods, unless we give you written notice of our election not to extend the expiration date ("Notice of Non-Renewal") not later than sixty (60) days prior to the date this Letter of Credit is scheduled to expire. A Notice of Non-Renewal shall be effective when actually delivered by certified mail, return receipt requested, or courier service to your address set forth above or such other address and/or person as you shall specify to us for such purpose by written notice received by us prior to the time the Notice of Non-Renewal is sent.

This Letter of Credit is transferable in its entirety through us and successive transfers shall be permitted. There will be no charge for the transfer of this Letter of Credit. We will honor complying drafts presented hereunder by a transferee (and cease to honor drafts presented hereunder by you) upon our receipt of the fully executed transfer form attached hereto as Attachment 1.

This Letter of Credit may be drawn upon in one or more drafts not exceeding in the aggregate, the amount available hereunder.

We hereby issue this Letter of Credit in your favor, and we hereby undertake to honor all drafts drawn under and in compliance with the terms of this Letter of Credit.

This Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practices for Documentary Credits (1993 Revision) International Chamber of Commerce Publication 500.

_______________________
Authorized Signature

                                  ATTACHMENT 1

                    [TRANSFER FORM - to be provided by Bank]